Exhibit 99.1

News Release

Novelis Reports Fiscal Year 2014 Results
Solid Operating Performance in Q4 Ends Year on a Strong Note

•	Q4 Net Income, Excluding Certain Items, of $75 million

•	Q4 Adjusted EBITDA of $250 million

•	Liquidity in Excess of $1 Billion

•	Achieved 46% Recycled Input Rate

ATLANTA, May 16, 2014 – Novelis, the world leader in aluminum rolling and recycling, today reported net income attributable to its common shareholder of $54 million for the fourth quarter of fiscal year 2014. Excluding certain tax-effected items, net income was $75 million.
"Fiscal 2014 was a transitional year for Novelis and we closed it on a strong note," said Phil Martens, President and Chief Executive Officer for Novelis. "We completed the majority of our business transformation initiatives to secure our leadership position in flat rolled products for the global automotive and beverage can markets, and enhance our unmatched, low-cost recycling capabilities worldwide. Together these actions are driving both our top and bottom lines."
The company reported shipments of aluminum rolled products of 753 kilotonnes in the fourth quarter of fiscal 2014, up eight percent compared to the prior year. Every global operating region reported an increase in shipments year-over-year. Higher global shipments were the primary driver behind the four percent increase in adjusted EBITDA versus the prior year to $250 million in the fourth quarter of fiscal 2014.
"While 2014 provided market challenges, particularly lower can sheet pricing and volatile market premiums for primary aluminum, we have positioned the company well for the future. Auto will accelerate this year as our key supplier role to Ford’s new aluminum intensive F-150 program will demonstrate," said Martens.
The Company noted a number of accomplishments over the past year:

•	Generated significant cash flow to fund capital investments;

•
Made significant progress on all strategic expansions including the ramp up of rolling production at Brazil and Korea mill expansions and the start of commercial production at US automotive finishing lines;

•	Announced incremental investment of $205 million to further expand global auto finishing capacity to approximately 900 kilotonnes annually;

•
Expanded recycling facilities and capabilities in all of its operating regions and increased the recycled content in its products by three percentage points to 46 percent for fiscal 2014, continuing toward the Company’s goal of 80 percent recycled content in its products by 2020;

•	Launched commercial use of evercanTM, the world’s first certified high-recycled content beverage can sheet;

•	Demonstrated our leading research & technology capabilities through a 60% year over year increase in patent applications and grants;

•
Further optimized the Company's footprint and product portfolio, including the proposed sale of its household foil operations in North America and non-core hydroelectric power generation operations in Brazil.

Adjusted EBITDA for fiscal 2014 was $885 million compared to $961 million reported for the prior year. The decline was primarily due to pricing pressures experienced in the Asian and North American beverage can markets, a higher fixed cost base due to expansions ahead of revenue generation and higher incentive costs, partially offset by higher shipments and benefits from increasing recycled content.

Shipments of aluminum rolled products totaled 2,895 kilotonnes in fiscal 2014, an increase of four percent compared to 2,786 kilotonnes reported in fiscal 2013. Net sales in fiscal 2014 were $9.8 billion, which is flat compared to the prior year resulting from higher shipments partially offset by a ten percent decrease in average aluminum prices and lower conversion premiums.

(in $M)	Fiscal 2014	Fiscal 2013
	3/31/2014	3/31/2013
Free Cash Flow	$(16)	$(565)
Capital Expenditures	717	775
Free Cash Flow before CapEx	$701	$210

The company reported negative free cash flow of $16 million for the year. "Our excellent cash generation essentially funded the $717 million in capital investments we made last year,” said Steve Fisher, Chief Financial Officer for Novelis. "In addition, we drove liquidity levels in excess of $1 billion by fiscal year end, allowing us to return $250 million of capital to our parent company in the first quarter of fiscal 2015."

Fourth Quarter and Fiscal Year 2014 Earnings Conference Call
Novelis will discuss its fourth quarter and fiscal year 2014 results via a live webcast and conference call for investors at 9:30 a.m. ET on Friday, May 16, 2014. To view slides and listen only, visit the web at https://cc.callinfo.com/r/1rzes6fm8phdz&eom. To join by telephone, dial toll-free in North America at 800 743 4304, India toll-free at 0008001006992 or the international toll line at +1 212 231 2902. Presentation materials and access information may also be found at novelis.com/investors.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world's largest recycler of aluminum. The company operates in 9 countries, has approximately 11,400 employees and reported revenue of approximately $10 billion for its 2014 fiscal year. Novelis supplies premium aluminum sheet and foil products to transportation, packaging, construction, industrial and consumer electronics markets throughout North America, Europe, Asia and South America. The company is part of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com and follow us on Facebook at facebook.com/NovelisInc and Twitter at twitter.com/Novelis.

Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We think that these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Attached to this news release are tables showing the Consolidated Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Reconciliation to Adjusted EBITDA and Free Cash Flow, Reconciliation to Liquidity and Net Income excluding Certain Items, and Segment Information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions.  An example of forward looking statements in this new release is our expectation for acceleration in the automotive market. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements.  We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities, including our internal used beverage cans (UBCs) and smelter hedges; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; our indebtedness and our ability to generate cash. The above list of factors is not exhaustive.  Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 (and in our upcoming Annual Report on Form 10-K for the fiscal year ended March 31, 2014) are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Charles Belbin	Megan Cochard
+1 404 760 4120	+1 404 760 4170
charles.belbin@novelis.com	megan.cochard@novelis.com

Novelis Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions)

	(unaudited)
	Quarter Ended		Year Ended
	March 31,		March 31,
	2014	2013	2014	2013

Net sales	$2,549	$2,500	$9,767	$9,812
Cost of goods sold (exclusive of depreciation and amortization)	2,203	2,162	8,468	8,477
Selling, general and administrative expenses	117	93	461	398
Depreciation and amortization	87	74	334	292
Research and development expenses	11	10	45	46
Interest expense and amortization of debt issuance costs	77	75	304	298
Gain on assets held for sale	—	—	(6)	(3)
Loss on extinguishment of debt	—	7	—	7
Restructuring and impairment, net	29	18	75	47
Equity in net loss of non-consolidated affiliates	—	1	12	16
Other income, net	(14)	(13)	(41)	(52)
	2,510	2,427	9,652	9,526
Income before income taxes	39	73	115	286
Income tax (benefit) provision	(15)	14	11	83
Net income	54	59	104	203
Net income attributable to noncontrolling interests	—	—	—	1
Net income attributable to our common shareholder	$54	$59	$104	$202

Novelis Inc.
CONSOLIDATED BALANCE SHEETS (In millions, except number of shares)

	March 31,
ASSETS	2014	2013
Current assets
Cash and cash equivalents	$509	$301
Accounts receivable, net
— third parties (net of allowances of $4 and $3 as of March 31, 2014 and 2013, respectively)	1,382	1,447
— related parties	54	38
Inventories	1,173	1,168
Prepaid expenses and other current assets	101	93
Fair value of derivative instruments	51	109
Deferred income tax assets	101	112
Assets held for sale	102	9
Total current assets	3,473	3,277
Property, plant and equipment, net	3,513	3,104
Goodwill	611	611
Intangible assets, net	640	649
Investment in and advances to non–consolidated affiliates	612	627
Deferred income tax assets	80	75
Other long–term assets
— third parties	173	166
— related parties	12	13
Total assets	$9,114	$8,522
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Current portion of long–term debt	$92	$30
Short–term borrowings	723	468
Accounts payable
— third parties	1,418	1,207
— related parties	53	47
Fair value of derivative instruments	60	74
Accrued expenses and other current liabilities
— third parties	547	497
— related party	250	—
Deferred income tax liabilities	16	28
Liabilities held for sale	11	1
Total current liabilities	3,170	2,352
Long–term debt, net of current portion	4,359	4,434
Deferred income tax liabilities	425	504
Accrued postretirement benefits	621	731
Other long–term liabilities	271	262
Total liabilities	8,846	8,283
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of March 31, 2014 and 2013	—	—
Additional paid–in capital	1,404	1,654
Accumulated deficit	(1,073)	(1,177)
Accumulated other comprehensive loss	(91)	(268)
Total equity of our common shareholder	240	209
Noncontrolling interests	28	30
Total equity	268	239
Total liabilities and equity	$9,114	$8,522

CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions)

	Year Ended March 31,
	2014	2013
OPERATING ACTIVITIES
Net income	$104	$203
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	334	292
Gain on unrealized derivatives and other realized derivatives in investing activities, net	(3)	(28)
Gain on assets held for sale	(6)	(3)
Loss on extinguishment of debt	—	7
Deferred income taxes	(129)	(31)
Amortization of fair value adjustments, net	12	12
Equity in net loss of non–consolidated affiliates	12	16
(Gain) loss on foreign exchange remeasurement of debt	(2)	8
Loss on sale of assets	9	6
Impairment charges	24	4
Amortization of debt issuance costs and carrying value adjustment	26	27
Other, net	(4)	1
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	106	(121)
Inventories	17	(160)
Accounts payable	159	6
Other current assets	—	(36)
Other current liabilities	32	28
Other noncurrent assets	(9)	(10)
Other noncurrent liabilities	20	(18)
Net cash provided by operating activities	702	203
INVESTING ACTIVITIES
Capital expenditures	(717)	(775)
Proceeds from sales of assets, third party, net of transaction fees	8	19
Proceeds from the sale of assets, related party, net of transaction fees	8	2
(Outflows) proceeds from investment in and advances to non–consolidated affiliates, net	(16)	3
Proceeds from settlement of other undesignated derivative instruments, net	15	4
Net cash used in investing activities	(702)	(747)
FINANCING ACTIVITIES
Proceeds from issuance of debt	169	319
Principal payments	(164)	(97)
Short–term borrowings, net	208	332
Dividends, noncontrolling interest	—	(2)
Acquisition of noncontrolling interest in Novelis Korea Ltd.	—	(9)
Debt issuance costs	(8)	(8)
Net cash provided by (used in) financing activities	205	535
Net increase (decrease) in cash and cash equivalents	205	(9)
Effect of exchange rate changes on cash	3	(7)
Cash and cash equivalents — beginning of period	301	317
Cash and cash equivalents — end of period	$509	$301

Reconciliation from Net Income Attributable to our Common Shareholder to Adjusted EBITDA

Novelis is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

	Quarter Ended		Year Ended
(in millions)	March 31,		March 31,
	2014	2013	2014	2013
Net income attributable to our common shareholder	$54	$59	$104	$202
Noncontrolling interests	—	—	—	(1)
Income tax (provision) benefit	15	(14)	(11)	(83)
Interest, net	(74)	(74)	(297)	(293)
Depreciation and amortization	(87)	(74)	(334)	(292)
EBITDA	200	221	746	871

Unrealized gain (loss) on derivatives	(5)	21	(10)	14
Realized (loss) gain on derivative instruments not included in segment income	(1)	3	5	5
Proportional consolidation	(10)	(10)	(40)	(41)
Gain on assets held for sale	—	—	6	3
Loss on early extinguishment of debt	—	(7)	—	(7)
Restructuring and impairment, net	(29)	(18)	(75)	(47)
Other income, net	(5)	(8)	(25)	(17)
Adjusted EBITDA	$250	$240	$885	$961

The following table shows the “Free cash flow” for the year ended March 31, 2014 and 2013 and the ending balances of cash and cash equivalents (in millions).

	Year Ended March 31,
	2014	2013
Net cash provided by operating activities	$702	$203
Net cash used in investing activities	(702)	(747)
Less: Proceeds from sales of assets	(16)	(21)
Free cash flow	$(16)	$(565)
Ending cash and cash equivalents	$509	301

The following table shows available liquidity as of March 31, 2014 and 2013 (in millions).

	March 31,
	2014	2013
Cash and cash equivalents	$509	$301
Availability under committed credit facilities	511	459
Total liquidity	$1,020	$760

The following table shows Net Income attributable to our common shareholder excluding Certain Items (in millions). We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Quarter Ended		Year Ended
	March 31,		March 31,
	2014	2013	2014	2013

Net income attributable to our common shareholder	$54	$59	$104	$202
Certain Items:
Gain on assets held for sale	—	—	(6)	(3)
Loss on extinguishment of debt	—	7	—	7
Restructuring and impairment, net	29	18	75	47
Tax effect on Certain Items	(8)	(5)	(18)	(11)
Net income attributable to our common shareholder, excluding Certain Items	$75	$79	$155	$242

Segment Information
The following table shows selected segment financial information (in millions, except shipments which are in kilotonnes).

	Quarter Ended		Year Ended
	March 31,		March 31,
	2014	2013	2014	2013
Adjusted EBITDA
North America	68	61	229	324
Europe	73	71	265	261
Asia	33	47	160	174
South America	75	61	231	202
Eliminations	1	—	—	—
Total Adjusted EBITDA	$250	$240	$885	$961

Total Rolled Products Shipments
North America	247	239	958	990
Europe	242	218	911	861
Asia	157	143	640	562
South America	124	107	447	395
Eliminations	(17)	(9)	(61)	(22)
Total Rolled Product Shipments	753	698	2,895	2,786